EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-242416, 333-106276, 333-116602, 333-48726, 333-96623, 333-65964, 333-127299, 333-136408, 333-141383, 333-158541, 333-172230, 333-173802, 333-194426, 333-196118, 333-208545, and 333-213505) of Support.com, Inc. of our report dated March 30, 2021, relating to the consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, which appear in this form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado
March 30, 2021